Exhibit 99.2

Audited Consolidated Financial Statements of Mobcrush Streaming, Inc. as of December 31, 2020 and 2019, and the Notes Related Thereto

Mobcrush Streaming, Inc. Consolidated Financial Statements Periods Ended December 31, 2020 and 2019

Mobcrush Streaming, Inc. Contents

Report of Independent Registered Public Accounting Firm	E-4

Consolidated Financial Statements

Consolidated Balance Sheets	E-5

Consolidated Statements of Operations	E-6

Consolidated Statements of Stockholders’ Equity (Deficit)	E-7

Consolidated Statements of Cash Flows	E-8

Notes to the Consolidated Financial Statements	E-9 – E-24

Report of Independent Registered Public Accounting Firm

To the Stockholders and the Board of Directors of Mobcrush Streaming, Inc.

Opinion on the Financial Statements
We have audited the accompanying consolidated balance sheets of Mobcrush Streaming Inc. and its subsidiaries (the Company) as of December 31, 2020 (Successor) and 2019 (Predecessor), the related consolidated statements of operations, stockholders' equity and cash flows for the period from May 4, 2020 to December 31, 2020 (Successor), the period from January 1, 2020 to May 3, 2020 (Predecessor), and the year ended December 31, 2019 (Predecessor), and the related notes to the consolidated financial statements (collectively, the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 (Successor) and 2019 (Predecessor), and the results of its operations and its cash flows for the for the period from May 4, 2020 to December 31, 2020 (Successor), the period from January 1, 2020 to May 3, 2020 (Predecessor), and the year ended December 31, 2019 (Predecessor), in conformity with accounting principles generally accepted in the United States of America.

Going Concern
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered recurring losses from operations and negative cash flows from operations. This raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters also are described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Baker Tilly US, LLP

We have served as the Company's auditor since 2021.

Irvine, California
April 19, 2021

Mobcrush Streaming, Inc.
Consolidated Balance Sheets

	Successor	Predecessor
	December 31, 2020	December 31, 2019

Assets
Current Assets
Cash and cash equivalents	$1,712,103	$2,865,694
Accounts receivable	1,134,216	947,001
Prepaid expenses	215,647	324,962
Unbilled revenue	-	7,600
Total current assets	3,061,966	4,145,257

Property and equipment - Net	21,035	43,009
Intangible Assets	2,500,952	-
Goodwill	1,115,919	-
TOTAL ASSETS	$6,699,872	$4,188,266

Liabilities and Stockholders’ Equity

Current Liabilities
Accounts payable	$934,111	$655,017
Accrued expenses	1,323,175	1,204,581
Deferred revenue	180,000	18,661
Convertible note due to stockholder	-	3,127,543
Total current liabilities	2,437,286	5,005,802
Commitments and Contingencies (Note 9)

Stockholders’ Equity (Deficit)
Series Seed preferred stock, $0.0001 par value; 3,036,264 shares authorized, issued and outstanding at December 31, 2019; liquidation preference of $2,600,258 at December 31 2019	-	2,600,258
Series Seed-1 preferred stock, $0.0001 par value; 1,569,961 shares authorized, issued and outstanding at December 31, 2019; liquidation preference of $2,999,993 at December 31 2019	-	2,299,993
Series A preferred stock, $0.0001 par value; 15,979,351 and 3,267,496 shares authorized, issued and outstanding at December 31, 2020 and 2019; liquidation preference of $15,979,351 and $13,252,964 at December 31 2020 and 2019	3,414,972	11,249,989
Series A-1 preferred stock, $0.0001 par value; 7,263,341 shares authorized, 4,539,605 shares issued and outstanding at Decembeer 31, 2020; liquidation preference of $4,999,921 at December 31, 2020	4,891,283	-
Series B preferred stock, $0.0001 par value; 3,917,958 shares authorized, 3,917,949 shares issued and outstanding at Decembeer 31, 2019; liquidation preference of $19,999,954 at December 31, 2019	-	19,808,899
Common stock, $0.01 and $0.0001 par value at December 31, 2020 and 2019; 27,237,530 and 20,000,000 shares authorized at December 31, 2020 and 2019; 1,000 and 4,442,399 shares issued and outstanding at December 31, 2020 and 2019	10	40,901
Additional paid-in capital	66,445	915,429
Accumulated deficit	(4,110,124)	(37,733,005)
Total stockholders’ equity (deficit)	4,262,586	(817,536)
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$6,699,872	$4,188,266

The accompanying notes are an integral part of these consolidated financial statements.

Mobcrush Streaming, Inc.

Consolidated Statements of Operations

	Successor	Predecessor	Predecessor
	Period form May 4, 2020 to December 31, 2020	Period from January 1, 2020 to May 3, 2020	Year ended December 31, 2019

Revenues	$4,456,992	$2,070,483	$3,973,876
Cost of sales	2,967,036	1,201,850	2,823,994
Gross Profit	1,489,956	868,633	1,149,882

Operating Expenses
Selling and marketing expenses	1,211,419	1,001,255	1,992,673
Research and development expenses	2,117,869	1,432,701	3,712,227
General and administrative expenses	2,262,548	1,721,947	3,053,139
Loss from Operations	(4,101,880)	(3,287,270)	(7,608,157)

Other Income (Expense)
Interest income	-	9,323	51,518
Interest expense	-	(53,591)	(12,560)
Other income (expense)	(8,244)	(2,960)	(14,422)
Total Other Income (Expense)	(8,244)	(47,228)	24,536

Net Loss	$(4,110,124)	$(3,334,498)	$(7,583,621)

The accompanying notes are an integral part of these consolidated financial statements.

 Mobcrush Streaming, Inc.
Consolidated Statements of Stockholders' Equity (Deficit)

	Series Seed Preferred Stock		Series Seed-1 Preferred Stock		Series A Preferred Stock		Series B Preferred Stock		Common Stock		Additional Paid-In	Accumulated
Predecessor	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Total

Balance at January 1, 2019	3,036,264	$2,600,258	1,569,961	$2,299,993	3,267,496	$11,249,989	3,917,949	$19,808,899	4,422,399	$40,901	$546,168	$(30,149,384)	$6,396,824

Stock-based compensation expense	-	-	-	-	-	-	-	-	-	-	369,261	-	369,261
Net loss	-	-	-	-	-	-	-	-	-	-		(7,583,621)	(7,583,621)

Balance at December 31, 2019	3,036,264	$2,600,258	1,569,961	$2,299,993	3,267,496	$11,249,989	3,917,949	$19,808,899	4,422,399	$40,901	$915,429	$(37,733,005)	(817,536)

Stock-based compensation expense	-	-	-	-	-	-	-	-	-	-	132,826	-	132,826
Net loss	-	-	-	-	-	-	-	-	-	-		(3,334,498)	(3,334,498)

Balance at May 3, 2020	3,036,264	$2,600,258	1,569,961	$2,299,993	3,267,496	$11,249,989	3,917,949	$19,808,899	4,422,399	$40,901	$1,048,255	$(41,067,503)	$(4,019,208)

	Series A Preferred Stock		Series A-1 Preferred Stock		Common Stock		Additional Paid-In	Accumulated
Successor	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Total

Balance at May 4, 2020	-	$-	-	$-	-	$-	$-	$-	$-

Issuance of common stock	-	-	-	-	1,000	10	-	-	10
Issuance of Series A preferred stock for cash and ssignment of note receivable	15,979,351	3,414,972	-	-	-	-	-	-	3,414,972
Issuance of Series A-1 preferred stock, net of issuance costs of $108,638			4,539,605	4,891,283					4,891,283
Stock-based compensation expense	-	-	-	-	-	-	66,445	-	66,445
Net loss	-	-	-	-	-	-		(4,110,124)	(4,110,124)

Balance at December 31, 2020	15,979,351	$3,414,972	4,539,605	$4,891,283	1,000	$10	$66,445	$(4,110,124)	$4,262,586

  The accompanying notes are an integral part of these consolidated financial statements.

 Mobcrush Streaming, Inc.
Consolidated Statement of Cash Flows

	Successor	Predecessor	Predecessor
	Period from May 4, 2020 to December 31, 2020	Period from January 1, 2020 to May 3, 2020	Year ended December 31, 2019
Cash Flows From Operating Activities
Net loss	$(4,110,124)	$(3,334,498)	$(7,583,621)
Adjustments to reconcile net loss to net cash
used in operating activities:
Depreciation and amortization	356,061	12,121	44,256
Loss (gain) on disposal of fixed assets	(521)	-	1,010
Stock-based compensation expense	66,445	132,826	369,261
Non-cash interest expense	-	53,591	12,561
Increase (decrease) in cash resulting from changes in:
Accounts receivable	(706,865)	519,650	249,832
Prepaid expenses	(39,321)	148,636	(97,720)
Unbilled receivables	4,516	3,084	544,600
Accounts payable	45,991	233,103	543,268
Accrued expenses	723,107	(599,220)	127,553
Deferred revenue	180,000	(18,661)	18,661
Net cash used in operating activities	(3,480,711)	(2,849,368)	(5,770,339)

Cash Flows From Investing Activities:
Purchases of property and equipment	(12,137)	(13,268)	(16,698)
Proceeds from disposal of fixed assets	10,610	-	-
Net cash used in investing activities	(1,527)	(13,268)	(16,698)

Cash Flows From Financing Activities
Proceeds from issuance of common and preferred stock, net of $108,638 offering costs	5,191,283	-	-
Principal borrowings from the CARES Act loan	-	546,810	-
Principal repayments on the CARES Act loan	-	(546,810)	-
Proceeds from issuance of convertible promissory notes	-	-	3,114,982
Net cash (used in) provided by financing activities	5,191,283	-	3,114,982

Net (Decrease) Increase in Cash and Cash Equivalents	1,709,045	(2,862,636)	(2,672,055)
Cash and Cash Equivalents at Beginning of Period	3,058	2,865,694	5,537,749
Cash and Cash Equivalents at End of Period	$1,712,103	$3,058	$2,865,694

Supplemental Disclosures of Cash Flow Information:
Cash paid during the year for:
Interest	$-	$-	$-
Income taxes	$8,765	$2,959	$14,422

Non-cash investment and financing activities
Issuance of preferred stock in exchange for assignment of note receivable	$3,114,982	$-	$-
Noncash assets and liabilities acquired from Mobcrush, Inc.	$3,114,982	$-	$-

The accompanying notes are an integral part of these consolidated financial statements.

Mobcrush Streaming, Inc.
Notes to the Consolidated Financial Statements

1. Organization and Business

Nature of operations

Mobcrush Streaming, Inc. (“the Company”) was formed on April 1, 2020. The Company provides mobile livestreaming services. On May 4, 2020, the Company acquired the assets of Mobcrush, Inc., which was formed on July 17, 2014. Among the assets acquired were the wholly owned stock of INPvP, LLC. The financial results of this wholly owned subsidiary are included in these consolidated financial statements. All intercompany balances and transactions have been eliminated in consolidation.

2. Basis of Presentation and Principles of Consolidation

The accompanying consolidated financial statements have been prepared on the accrual basis in accordance with generally accepted accounting principles (“GAAP”) as promulgated in the United States of America. As a result of the change in control of the Company on May 4, 2020, Mobcrush Streaming, Inc. applied the acquisition method of accounting with respect to the assets and liabilities of Mobcrush, Inc. and its subsidiary INPvP, LLC that it acquired, which were remeasured to fair value as of the date of the transaction. The Company’s consolidated financial statements for periods following the close of the transaction are labeled “Successor” and reflect Mobcrush Streaming Inc.’s basis of accounting in the new fair values of the assets and liabilities of Mobcrush Inc. acquired businesses. All periods prior to the close of the transaction reflect the historical accounting basis in the Company’s assets and liabilities and are labeled “Predecessor”. The Company’s consolidated financial statements and footnotes include a black line division, which appears between the columns titled Predecessor and Successor, which signifies that the amounts shown for the periods to and following the May 4, 2020 transaction are not comparable. See Note 4 for additional information on the May 4, 2020 transaction.

3. Summary of Significant Accounting Principles

Going concern uncertainties and liquidity requirements

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The consolidated financial statements do not reflect any adjustments relating to the recoverability and reclassification of assets and liabilities that might be necessary if the Company is unable to continue as a going concern. Since inception, the Company has incurred losses and negative cash flows from operations. Management expects to incur additional operating losses and negative cash flows from operations in the foreseeable future as the Company continues its product development programs. For the years ended December 31, 2020 and 2019, the Company incurred net losses had cash used in operations as follows:

	Successor	Predecessor
	Period from May 4, 2020 to December 31, 2020	Period from January 1, 2020 to May 3, 2020	Year ended December 31, 2019
Net loss	$(4,110,124)	$(3,334,498)	$(7,583,621)
Cash used in operations	$(3,480,711)	$(2,849,368)	$(5,770,339)

As of December 31, 2020, the Company had cash and cash equivalents of approximately $1,712,000 and an accumulated deficit of approximately $4,110,000.

Based on the Company’s current level of expenditures, the Company believes that its existing cash and cash equivalents as of December 31, 2020 will not provide sufficient funds to enable it to meet its obligations for the next 12 months from the issuance of the Company’s consolidated financial statements as of and for the year ended December 31, 2020.

On March 9, 2021, the Company entered into an agreement to be acquired by a public company (see Note 13). Should this acquisition not be consummated, the Company plans to raise additional capital by selling shares of capital stock or other equity or debt securities. However, the Company can give no assurance that such capital will be available on favorable terms or at all. The Company may need additional financing thereafter until it can achieve profitability.

Although the Company is actively pursuing the aforementioned sale of the Company, if the transaction is not completed the Company may not be able to raise cash on terms acceptable to the Company or at all. There can be no assurance that the Company will be successful in obtaining additional funding. Financings, if available, may be on terms that are dilutive to shareholders, and the prices at which new investors would be willing to purchase the Company’s securities may be lower than the current price of ordinary shares. The holders of new securities may also receive rights, preferences or privileges that are senior to those of existing holders of ordinary shares. If additional financing is not available or is not available on acceptable terms, the Company could be forced to delay, reduce, or eliminate its research and development programs or future commercialization efforts, which could adversely affect its future business prospects and its ability to continue as a going concern. .

Use of estimates

The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates. Significant estimates made by management include, but are not limited to, the stage of completion of contracts, realization of deferred tax assets, accrued liabilities, stock-based compensation and the fair value of the Company’s Common Stock and Preferred Stock.

Cash and cash equivalents

The Company considers all highly liquid investments with original maturities of 90 days or less at the date of purchase to be cash equivalents.

Accounts receivable and allowance for doubtful accounts

Accounts receivable are derived from services delivered to customers and are stated at their net realizable value.

Property and equipment

Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Equipment, computers, software, and furniture and fixtures are depreciated over periods ranging from five to seven years, and leasehold improvements over the shorter period of the lease or the life of the asset. The cost of maintenance and repairs is charged to expense as incurred; significant renewals and betterments are capitalized. Deductions are made for retirements resulting from renewals or betterments.

Acquisitions

For acquisitions that meet the definition of a business under ASC 805, the Company records the acquisition using the acquisition method of accounting. All of the assets acquired, liabilities assumed, contractual contingencies, and contingent consideration, when applicable, are recorded at fair value at the acquisition date. Any excess of the purchase price over the fair value of the net assets acquired is recorded as goodwill. The application of the acquisition method of accounting requires management to make significant estimates and assumptions in the determination of the fair value of assets acquired and liabilities assumed in order to properly allocate purchase price consideration. For acquisitions that do not meet the definition of a business under ASC 805, the Company accounts for the transaction as an asset acquisition.

Goodwill and intangible assets

Goodwill is tested for impairment at a minimum on an annual basis. Goodwill is tested for impairment at the reporting unit level by first performing a qualitative assessment to determine whether it is more likely than not that the fair value of the reporting unit is less than its carrying value. If the reporting unit does not pass the qualitative assessment, then the reporting unit's carrying value is compared to its fair value. The fair values of the reporting units are estimated using market and discounted cash flow approaches. Goodwill is considered impaired if the carrying value of the reporting unit exceeds its fair value. The discounted cash flow approach uses expected future operating results. Failure to achieve these expected results may cause a future impairment of goodwill at the reporting unit.

The Company conducted its annual impairment test of goodwill as of December 31, 2020. As a result of this test, the Company recorded no impairment charge to its goodwill for the year ended December 31, 2020.

Intangible assets consist of trademarks, purchased customer and advertiser relationships, influencers/content creators, and purchased technology. Intangible assets are amortized over the period of estimated benefit using the straight-line method and estimated useful lives ranging from 4 to 10 years. No significant residual value is estimated for intangible assets. The Company evaluates long-lived assets (including intangible assets) for impairment whenever events or changes in circumstances indicate that the carrying amount of a long-lived asset may not be recoverable. An asset is considered impaired if its carrying amount exceeds the undiscounted future net cash flow the asset is expected to generate.

The Company’s evaluation of its long-lived assets completed during the years ended December 31, 2020 and 2019 resulted in no impairment charges.

Amortization expense for intangible assets was approximately $339,000 during the period from May 4, 2020 through December 31, 2020;$0 during the period from January 1, 2020 through May 3, 2020;and $0 during 2019.

Future amortization on intangible assets for the next five years is as follows:

2021	$508,571
2022	508,571
2023	508,571
2024	501,905
2025	281,571

Preferred stock

The Company records Preferred Stock at fair value on the dates of issuance, net of issuance costs. Preferred stock is recorded as stockholders’ equity.

Income taxes

For the years ended December 31, 2020 and 2019 income taxes are recorded in accordance with Financial Accounting Standards Board (“FASB”) ASC Topic 740, Income Taxes (“ASC 740”), which provides for deferred taxes using an asset and liability approach. Under this method, the Company records deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the financial statement carrying amounts and the tax basis of assets and liabilities using enacted tax rates expected to be in effect when the differences are expected to reverse. Valuation allowances are provided when necessary to reduce net deferred tax assets to the amount that is more likely than not to be realized. Based on the available evidence, the Company is unable, at this time, to support the determination that it is more likely than not that its deferred tax assets will be utilized in the future. Accordingly, the Company recorded a full valuation allowance as of December 31, 2020 and 2019. The Company intends to maintain valuation allowances until sufficient evidence exists to support its reversal.

Current income taxes (benefits) are based upon the year's income taxable for federal and state tax reporting purposes. Deferred income taxes (benefits) are provided for certain income and expenses, which are recognized in different periods for tax and financial reporting purposes.

Revenue recognition

Revenue is recognized when the Company transfers promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods and services. In this regard, revenue is recognized when: (i) the parties to the contract have approved the contract (in writing, orally, or in accordance with other customary business practices) and are committed to perform their respective obligations; (ii) the entity can identify each party’s rights regarding the goods or services to be transferred; (iii) the entity can identify the payment terms for the goods or services to be transferred; (iv) the contract has commercial substance (that is, the risk, timing, or amount of the entity’s future cash flows is expected to change as a result of the contract);and (v) it is probable that the entity will collect substantially all of the consideration to which it will be entitled in exchange for the goods or services that will be transferred to the customer.

The Company generates revenues and related cash flows from (i) platform generated sales transactions, and (ii) advertising and third-party content.

Platform Generated Sales Transactions

The Company generates in-game Platform sales revenues via digital goods sold within the platform, including cosmetic items, durable goods, player ranks and game modes, leveraging the flexibility of the Microsoft Minecraft Bedrock platform, and powered by the InPvP cloud architecture technology platform.  Revenue is generated when transactions are facilitated between Microsoft and the end user, either via in-game currency or cash.

Revenue for digital goods sold on the platform is recognized when Microsoft (our partner) collects the revenue and facilitates the transaction on the platform. Revenue for such arrangements includes all revenue generated, bad debt, make goods, and refunds of all transactions managed via the platform by Microsoft.  The revenue is recognized on a reconciled monthly basis. Payments are made to the Company monthly by Microsoft based on the reconciled sales revenue generated.

Advertising and Third-Party Content Revenue

The Company generates content through digital experiences that offer opportunities for generating advertising revenue across social platforms and influençer activations including live streaming. The Company’s technology allows creators to live stream to their fans across multiple social platforms and integrate with a sponsored message or ad placement during the session.

For advertising and third-party content arrangements that include performance obligations satisfied over time, customers typically simultaneously receive and consume the benefits under the arrangement as the Company satisfies its performance obligations, over the applicable contract term. As such, revenue is recognized over the contract term based upon progress toward complete satisfaction of the contract performance obligations (typically utilizing a time, effort or delivery-based method of estimation). Payments are typically due from customers once delivery is complete for shorter campaigns.  In the case of some longer campaigns, the Company can break out the campaign billables into installments.

Revenue billed or collected in advance is recorded as deferred revenue until the event occurs or until applicable performance obligations are satisfied as described above. As of December 31, 2020, the Company expects 100% of total deferred revenue to be realized in less than a year.

Revenue was comprised of the following for the periods presented:

	Successor	Predecessor
	Period from May 4, 2020 to December 31, 2020	Period form January 1, 2020 to May 3, 2020	Year ended December 31, 2019
Platform generated	$1,312,164	$796,245	$1,702,455
Advertising and content	3,144,828	1,274,238	2,221,421
Other	̶	̶	50,000
Total revenue	$4,456,992	$2,070,483	$3,973,876

Research and development

The Company engages in new product development efforts. Research and development expenses relating to possible future products are expensed as incurred.

Leases

The Company leases all its office space and may enter into various other operating lease agreements in conducting its business. At the inception of a lease, the Company evaluates the lease agreement to determine whether the lease is an operating or capital lease. Operating lease expenses are recognized in the consolidated statement of operations on a straight-line basis over the term of the related lease. Some of the Company’s lease agreements may contain renewal options, tenant improvement allowances, rent abatements or rent escalation clauses. When such items are included in a lease agreement, the Company records a deferred rent asset or liability on the consolidated balance sheet equal to the difference between the rent expense and cash rent payments.

Stock-based compensation

The Company accounts for its stock-based compensation in accordance with ASC 718, Compensation- Stock Compensation. The Company accounts for all stock-based compensation awards using a fair-value method on the grant date and recognizes the fair value of each award as an expense over the requisite service period.

The Company follows ASC 505-50, Equity-Based Payments to Non-Employees, for stock options issued to consultants and other non-employees. In accordance with ASC 505-50, these stock options issued as compensation for services provided to the Company are accounted for based upon the fair value of the services provided or the estimated fair market value of the option, whichever can be more clearly determined. The fair value of the equity instrument, which is revalued at each reporting period, is charged directly to compensation expense and additional paid-in capital over the period during which services are rendered.

Recent accounting standards adopted

In May 2014, the FASB issued ASC 606, “Revenue from Contracts with Customers.” This standard superseded nearly all existing revenue recognition guidance under GAAP. Under this standard, revenue is recognized when promised goods or services are transferred to customers in an amount that reflects the consideration that is expected to be received for those goods or services. This standard also requires additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments. The Company adopted this standard prior to January 1, 2019.

Recent accounting standards not yet adopted

In February 2016, the FASB issued an ASU that requires lessees to present right-of-use assets and lease liabilities on the balance sheet. The new guidance is to be applied using a modified retrospective approach at the beginning of the earliest comparative periods in the financial statements and is effective for fiscal years beginning after December 15, 2021 and early adoption is permitted. The Company is evaluating the impact that this guidance will have on its financial position, results of operations and financial statement disclosures.

In June 2016, the FASB issued guidance on the measurement and recognition of credit losses on most financial assets. For trade receivables, loans, and held-to-maturity debt securities, the current probable loss recognition methodology is being replaced by an expected credit loss model. For available-for-sale debt securities, the recognition model on credit losses is generally unchanged, except the losses will be presented as an adjustable allowance. The guidance will be applied retrospectively with the cumulative effect recognized as of the date of adoption. The guidance will become effective at the beginning of the Company’s first quarter of the fiscal year ending December 31, 2021 but can be adopted as early as the beginning of the first quarter of fiscal year ending December 31, 2020. The Company is currently assessing the impact that adopting this new accounting guidance will have on its financial statements and footnote disclosures.

4. Acquisition of Mobcrush, Inc.

On May 4, 2020, the Company entered into Asset Purchase Agreement with Mobcrush, Inc., a Delaware Corporation (“Seller”), whereby the Company acquired assets and assumed certain liabilities of the Seller, which included the wholly owned stock of its subsidiary INPvP, LLC (“the Acquisition”). Consideration for the Acquisition consisted of the forgiveness of the convertible promissory note described in Note 6.

The acquisition of Mobcrush, Inc. was accounted for as a business combination using the acquisition method pursuant to FASB ASC Topic 805. As the acquirer for accounting purposes, the Company has estimated the Purchase Price, assets acquired and liabilities assumed as of the acquisition date, with the excess of the Purchase Price over the fair value of net assets acquired recognized as goodwill. An independent valuation expert assisted the Company in determining these fair values.

The Purchase Price allocation as of the acquisition date is presented as follows:

May 4, 2020
Purchase price:
Forgiveness of debt, at fair value	$3,114,982
Total Purchase Price	$3,114,982

Purchase price allocation:
Cash	$3,058
Accounts receivable	427,351
Other current assets	180,842
Property and equipment	36,000
Identifiable intangible assets	2,840,000
Goodwill	1,115,919
Total identifiable assets required	$4,603,170
Accounts payable	(888,120)
Accrued expenses	(600,068)
Net assets acquired	$3,114,982

The allocation of the purchase price for Mobcrush, Inc.’s intangible assets were as follows:

	Estimated	Useful Life
	Fair Value	(Years)
Developed technology	$1,140,000	4-5
Customer relationships	200,000	7
Advertiser relationships	500,000	10
Influencers / content creators	600,000	5
Trademarks	400,000	5
Total intangible assets	$2,840,000

5. Balance Sheet Components

Property and Equipment

Property and equipment consisted of the following:
	Successor	Predecessor
December 31,	2020	2019
Computer and equipment	$38,048	$330,568
Leasehold improvements	̶	25,070
Furniture and fixtures	̶	93,026
Software	̶	7,840
	38,048	456,504
Less accumulated depreciation and
amortization	(17,013)	(413,495)
	$21,035	$43,009

Depreciation expense was approximately $17,000 during the period from May 4, 2020 through December 31, 2020; $12,000 during the period from January 1, 2020 through May 3, 2020; and $44,000 during 2019. Depreciation expense is included in general and administrative expenses in the consolidated statement of operations.

Accrued Expenses

Accrued expenses consisted of the following:
	Successor	Predecessor
December 31,	2020	2019
Accrued partner expenses	$599,587	$248,050
Accrued payroll & payroll taxes	386,247	495,825
Accrued infrastructure expenses	190,303	213,937
Accrued commission	115,802	54,522
Other accrued expenses	31,236	192,247
Total accrued expenses	$1,323,175	$1,204,581

6. Debt

Convertible Promissory Note

In December 2019, the Company issued a $3,114,982 convertible promissory note to a minority stockholder. The note bore interest at 5% compounded annually and was due at the earlier of January 31, 2020 or the closing of the next equity financing. Upon the next equity financing, the note was to be automatically converted into the shares issued in the equity financing at a conversion price equal to 75% of the price per share paid in the equity financing. In May 2020, the note holder formed Mobcrush Streaming, Inc. and assigned the note to that company. On May 4, 2020, in connection with Mobcrush Streaming, Inc.’s purchase of the assets of Mobcrush, Inc., the note plus accrued interest balance of $3,181,134 was forgiven. The fair value of the loan forgiveness was considered part of the purchase price consideration (see Note 4).

CARES Act Payroll Protection Program Loan

During 2020 the Company received and repaid $546,810 in loans under the Coronavirus Aid, Relief, and Economic Security Act (CARES Act).

7. Stockholders’ Equity

Mobcrush, Inc. (Predecessor)

The Amended and Restated Certificate of Incorporation dated September 8, 2016 authorized the issuance of 20,000,000 shares of Common Stock and 11,791,679 shares of Preferred Stock, with a par value of $0.0001 per share.

Preferred Stock

During 2019 and the period from January 1, 2020 through May 3, 2020, the following shares of Mobcrush, Inc. preferred stock were outstanding: 3,036,264 shares of Series Seed; 1,569,961 shares of Series Seed-1; 3,267,496 shares of Series A; and 3,917,949 shares of Series B.

Conversion

At the option of the holder, shares of Series Seed, Series Seed-1, Series A, and Series B Preferred Stock were convertible into Common Stock at a conversion rate of one-to-one, subject to adjustments for stock dividends, splits, combinations and similar events. Automatic conversion would occur in the event of a firmly underwritten public offering of Common Stock of the Company with total proceeds to the Company of at least $30,000,000, before deduction of underwriters' commissions and expenses.

Redemption

The shares of the Series Seed, Series Seed-1, Series A, and Series B Preferred Stock were redeemable only upon acquisition or liquidation of the Company.

Liquidation preference

With respect to any distributions in connection with a liquidation, dissolution or winding up of the Company, or in connection with the sale of voting control of all or substantially all of the assets of the Company, by way of merger, acquisition, consolidation or similar transaction, prior to any distribution to Common Stockholders, the holders of Series Seed, Series Seed-1, Series A, and Series B Preferred Stock were entitled to receive $0.8564, $1.4650, $4.0560, and $5.1047 per share, respectively, plus any declared but unpaid dividends, adjusted to reflect any dividends previously paid. If, upon the occurrence of such event, the assets and funds distributed among the holders of Series Seed, Series Seed-1, Series A, and Series B Preferred Stock shall be insufficient to permit the payment to such holders of the full liquidation preference amounts, the entire assets and funds of the Company legally available shall be distributed ratably among the Preferred Stock holders in proportion to the preferential amount to which each holder is entitled.

After payment of the liquidation preferences, the holders of Common Stock were entitled to receive the remaining assets of the Company available for distribution to its stockholders pro rata based on the number of shares of Common Stock held by each holder.

Voting rights

The holders of vested shares of Common Stock shall be entitled to vote on any matter submitted to a vote of the stockholders and each such holder shall be entitled to one vote per share of Common Stock held. The holders of Series Seed, Series Seed-1, Series A, and Series B Preferred Stock shall be entitled to vote together with the Common Stock as a single class on any matter submitted to a vote of the stockholders, and shall be entitled to the number of votes equal to the number of Common Stock issuable upon conversion of their respective shares of Preferred Stock at the time such shares are voted. The holders of a majority of the Preferred Stock have additional voting rights as specified in the Company’s Amended and Restated Certificate of Incorporation.

Mobcrush Streaming, Inc. (Successor)

The Amended and Restated Certificate of Incorporation dated May 29, 2020 authorize the issuance of 27,237,530 shares of Common Stock with a par value of $0.01 per share, and 23,242,692 shares of Preferred Stock with a par value of $0.0001 per share.

Preferred Stock

In May 2020 upon inception of Mobcrush Streaming, Inc., the Company issued 1,000 shares of common stock and 15,979,351 shares of Series A preferred stock to the convertible promissory note holder described in Note 6. As consideration for the shares, the investor paid cash of $300,000 and assigned the note receivable to Mobcrush Streaming, Inc. The fair value of the assigned note receivable was determined to be $3,114,982.

During the period from May 4, 2020 through December 31, 2020, the Company issued an aggregate of 4,539,605 shares of Series A-1 preferred stock for proceeds of approximately $4,891,000, net of issuance costs of approximately $109,000.

Conversion

At the option of the holder, shares of Series A and Series A-1 Preferred Stock are convertible into Common Stock at a conversion rate of one-to-one, subject to adjustments for stock dividends, splits, combinations and similar events. Automatic conversion will occur in the event of a firmly underwritten public offering of Common Stock of the Company with total proceeds to the Company of at least $30,000,000, before deduction of underwriters' commissions and expenses.

Redemption

The shares of the Series A and Series A-1 Preferred Stock are redeemable only upon acquisition or liquidation of the Company.

Liquidation preference

With respect to any distributions in connection with a liquidation, dissolution or winding up of the Company, or in connection with the sale of voting control of all or substantially all of the assets of the Company, by way of merger, acquisition, consolidation or similar transaction, prior to any distribution to Common Stockholders, the holders of Series A and Series A-1 Preferred Stock are entitled to receive $1.00 and $1.1014 per share, respectively, plus any declared but unpaid dividends, adjusted to reflect any dividends previously paid. If, upon the occurrence of such event, the assets and funds distributed among the holders of Series A and Series A-1 Preferred Stock shall be insufficient to permit the payment to such holders of the full liquidation preference amounts, the entire assets and funds of the Company legally available shall be distributed ratably among the Preferred Stock holders in proportion to the preferential amount to which each holder is entitled.

After payment of the liquidation preferences, the holders of Common Stock are entitled to receive the remaining assets of the Company available for distribution to its stockholders pro rata based on the number of shares of Common Stock held by each holder.

Voting rights

The holders of vested shares of Common Stock shall be entitled to vote on any matter submitted to a vote of the stockholders and each such holder shall be entitled to one vote per share of Common Stock held. The holders of Series A and Series A-1 Preferred Stock shall be entitled to vote together with the Common Stock as a single class on any matter submitted to a vote of the stockholders, and shall be entitled to the number of votes equal to the number of Common Stock issuable upon conversion of their respective shares of Preferred Stock at the time such shares are voted. The holders of a majority of the Preferred Stock have additional voting rights as specified in the Company’s Amended and Restated Certificate of Incorporation.

8. Equity Awards

In 2014, the Board of Directors of Mobcrush, Inc. approved the Mobcrush, Inc. 2014 Equity Incentive Plan (the “2014 Plan”). The Plan provided for the issuance of Common Stock options, appreciation rights, and other awards to employees, directors, and consultants. The number of shares that may be issued under the Plan was not to exceed 4,416,538 shares. Options issued under the Plan generally vested over a four-year period with cliff vesting for the first year and had a 10-year expiration date. During 2020, the 2014 Plan terminated upon the sale of Mobcrush, Inc.’s assets to Mobcrush Streaming, Inc.

In 2020, the Board of Directors of Mobcrush Streaming, Inc. approved the Mobcrush Streaming, Inc. 2020 Equity Incentive Plan (the “2020 Plan”). The Plan provided for the issuance of Common Stock options, appreciation rights, and other awards to employees, directors, and consultants. The number of shares that may be issued under the Plan may not exceed 3,993,838 shares. Options issued under the Plan generally vest over a four-year period with cliff vesting for the first year and have a 10-year expiration date.

The Company adopted the fair value recognition provisions in accordance with authoritative guidance related to equity-based payments. Compensation expenses in 2020 and 2019 include the portion of awards vested in the periods for all equity-based awards granted, based on the grant date fair value estimated using a Black-Scholes option valuation model, consistent with authoritative guidance, using the weighted average assumptions in the table below:

	Successor	Predecessor
	Period from May 4, 2020 to December 31, 2020	Period from January 1, 2020 to May 3, 2020	Year ended December 31, 2019
Expected volatility	76.00%	47.67%	47.67%
Dividend yield	0.00%	0.00%	0.00%
Risk-free interest rate	0.11%	2.8%	2.8%
Expected term in years	3.00	2.00	2.00

Expected Volatility - The expected volatility is based on a peer group in the industry in which the Company does business.

Dividend Yield - The Company has not, and does not, intend to pay dividends.

Risk-free Interest Rate - The Company applies the risk-free interest rate based on the U.S. Treasury yield in effect at the time of the grant consistent with the expected term of the award.

Expected Term in Years - The Company calculated the expected term using the Simplified Method. This method uses the average of the contractual term of the option and the weighted average vesting period in accordance with authoritative guidance.

Forfeitures - Share-based compensation expense recognized in the consolidated statement of operations is based on awards ultimately expected to vest, reduced for estimated forfeitures. Authoritative guidance applicable to equity-based compensation requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. A forfeiture rate of 0% was used for 2020 and 2019.

Estimates of fair value are not intended to predict actual future events or the value ultimately realized by employees who receive equity awards, and subsequent events are not indicative of the reasonableness of the original estimates of fair value made by the Company in accordance with authoritative guidance.

A summary of the Company’s share option activity is as follows:

2014 Plan (Predecessor)
	Number of Shares	Weighted Average Exercise Price	Intrinsic Value*
Options outstanding at January 1, 2019	2,830,363	$1.44	$1,339,634
Granted	188,749	$1.91
Options outstanding at December 31, 2019	3,019,112	$1.47	$1,348,125
Granted	218,145	$1.91	-
Forfeited	(3,237,257)	$1.50	-
Options outstanding at May 4, 2020	-	$-	$-
Options vested and exercisable at May 4, 2020	-	$-	$-

* The estimate of fair value of the Company’s Common Stock on December 31, 2019 was $1.91 per share.

During the period from January 1, 2020 through May 3, 2020 and the year ended December 31, 2019, share-based compensation expense of approximately $133,000 and $369,000, respectively, was included in general and administrative expenses in the consolidated statement of operations.

The weighted average fair value of grant date awards granted during the period from January 1, 2020 through May 3, 2020 and the year ended December 31, 2019 was $0.54 and $0.54 per share, respectively.

2020 Plan (Successor)
	Number of Shares	Weighted Average Exercise Price	Intrinsic Value*
Options outstanding at May 4, 2020	-	$-	$-
Granted	3,306,220	$0.17	-
Options outstanding at December 31, 2020	3,306,220	$0.17	$-
Options vested and exercisable at December 31, 2020	545,129	$0.17	$-

* The estimate of fair value of the Company’s Common Stock on December 31, 2020 was $0.17 per share.

Additional information regarding options outstanding as of December 31, 2020 is as follows:

Exercise Price	Number Outstanding	Weighted Average Remaining Contractual Life in Years	Number Exercisable	Weighted Average Remaining Contractual Life in Years
$0.17	3,306,220	9.73	545,129	9.72
	3,306,220	9.73	545,129	9.72

The intrinsic value for options exercised represents the difference between the estimate of fair value based on the valuation of the shares on the date of exercise and the exercise price of the share option.

During the period from May 4, 2020 through December 31, 2020, share-based compensation expense of approximately $66,000 was included in general and administrative expenses in the consolidated statement of operations.

As of December 31, 2020, there was approximately $176,000 of total unrecognized compensation expense related to unvested share-based compensation arrangements granted under the Plan. The cost is expected to be recognized over a weighted average period of 3.37 years.

The weighted average fair value of grant date awards granted during the period May 4, 2020 through December 31, 2020 was $0.08 per share. There were 687,618 stock option shares available to be issued at December 31, 2020.

9. Commitment and Contingencies

Operating leases

Rent expense, net of sublease income, was approximately$0 during the period from May 4, 2020 through December 31, 2020; $370,000 during the period from January 1, 2020 through May 3, 2020; and $338,000 for the year ended December 31, 2019. The facility lease of Mobcrush, Inc. was not among the assets acquired by Mobcrush Streaming, Inc. on May 4, 2020 and was terminated. The Company did not enter into any leases or subleases subsequent to that date. As such, the Company has no future lease commitments as of December 31, 2020.

Litigation

In the normal course of business, the Company may possibly be named as a defendant in various lawsuits; there are no such lawsuits currently pending nor is management aware of any such potential lawsuits.

10. Concentrations

Credit risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents.

The Company maintains cash balances at financial institutions located in California. Accounts at these institutions are secured by the Federal Deposit Insurance Corporation. At times, balances may exceed federally insured limits. The Company has not experienced any losses in such accounts. Management believes that the Company is not exposed to any significant credit risk with respect to its cash and cash equivalents.

Customers

The Company grants unsecured credit to its customers based on an evaluation of the customer’s financial condition and a cash deposit is generally not required. Management believes its credit policies do not result in significant adverse risk and historically has not experienced significant credit-related losses.

During the period from May 4, 2020 through December 31, 2020, the Company had three major customers that accounted for approximately 29%, 14%, and 14%, respectively, of the Company’s total revenues. At December 31, 2020, the amounts receivable (payable) from these customers were approximately $198,000, $240,000, and ($40,000).

During the period from January 1, 2020 through May 3, 2020, the Company had three major customers that accounted for approximately 38%, 29%, and 27%, respectively, of the Company’s total revenues.

During 2019, the Company had two major customers that accounted for approximately 42% and 12%, respectively, of the Company’s total revenues. At December 31, 2019, the amounts receivable from these customers were approximately $209,000 and $480,000.

11. Income Taxes

Coronavirus Aid, Relief and Economic Security Act

On March 27, 2020, the Coronavirus Aid, Relief, and Economic Security Act (the CARES Act) was enacted and signed into law in response to the market volatility and instability resulting from the COVID-19 pandemic. It includes a significant number of tax provisions and lifts certain deduction limitations originally imposed by the Tax Cuts and Jobs Act of 2017 (the 2017 Act). The changes are mainly related to: (1) the business interest expense disallowance rules for 2019 and 2020; (2) net operating loss rules; (3) charitable contribution limitations; (4) employee retention credit; and (5) the realization of corporate alternative minimum tax credits. The Company does not anticipate the application of the CARES Act provisions to materially impact the overall Consolidated Financial Statements.

The components of current income tax expense are as follows:

	Successor	Predecessor
	Period from May 4, 2020 to December 31, 2020	Period from January 1, 2020 May 3, 2020	Year ended December 31, 2019
Federal	$̶	$̶	$̶
State	̶	̶	̶
Total income tax expense	$̶	$̶	$̶

Significant components of the Company's net deferred tax asset at December 31, 2020 and 2019 are as follows:

	Successor	Predecessor
December 31,	2020	2019
Deferred tax assets:
Net operating loss	$958,000	$9,114,000
Depreciation and amortization	58,000	̶
Credits	̶	1,011,000
Other	̶	̶
Total deferred tax assets	1,016,000	10,125,000
Valuation allowance	(1,016,000)	(10,125,000)
Net deferred tax assets	$̶	$̶

In assessing the realizability of deferred tax assets of approximately $1,016,000 at December 31, 2020 management considered whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible.

A reconciliation of the expected tax computed at the U.S. statutory federal income tax rate to the total provision for income taxes follows:

	Successor	Predecessor
	Period from May 4, 2020 to December 31, 2020	Period from January 1, 2020 to May 3, 2020	Year ended December 31, 2019
Computed expected tax expense	$(863,000)	$(700,000)	$(1,593,000)
State taxes, net of federal benefit	̶	̶	̶
Non-deductible expenses	15,000	696,000	90,000
Change in valuation allowance	848,000	4,000	1,503,000
Total income tax expense	$--	$̶	$̶

Realization of a portion of the Company’s deferred tax assets is dependent upon the Company generating sufficient taxable income in future years to obtain benefit from the reversal of temporary differences.

Management considered all available evidence under existing tax law and anticipated expiration of tax statutes and determined that a valuation allowance was required as of December 31, 2020 and 2019, respectively, for those deferred tax assets that are not expected to provide future tax benefits.

At December 31, 2020, the Company has available net operating loss carryforwards of approximately $3,834,000 for federal income tax purposes, all of which were generated after 2017 and can be carried forward indefinitely under the Tax Cuts and Jobs Act.

At December 31, 2020, the net operating losses for state purposes are approximately $2,194,000 and will begin to expire in 2035 if not utilized.

At December 31, 2020, the Company has federal and state income tax credit carryforwards of approximately $0 and $0, respectively. The federal credit carryovers begin to expire in 2038. The state credit carryovers do not expire.

The Company has not completed a study to determine whether any ownership change per the provisions of Section 382 of the Internal Revenue Code of 1986, as amended, as well as similar state provisions, has occurred. Utilization of the Company's net operating loss and income tax credit carryforwards may be subject to a substantial annual limitation due to ownership changes that may have occurred or that could occur in the future. These ownership changes may limit the amount of the net operating loss and income tax credit carryover that can be utilized annually to offset future taxable income. In general, an "ownership change" as defined by Section 382 of the Code results from a transaction or series of transactions over a three-year period resulting in an ownership change of more than 50 percentage points of the outstanding stock of a company by certain stockholders.

Uncertain tax positions

In accordance with authoritative guidance, the impact of an uncertain income tax position on the income tax return must be recognized at the largest amount that is more-likely-than-not to be sustained upon audit by the relevant taxing authority. An uncertain income tax position will not be recognized if it has less than a 50% likelihood of being sustained. The Company has no material uncertain tax positions as of December 31, 2020.

The Company recognizes interest and penalties related to unrecognized tax positions within the income tax expense line in the accompanying consolidated statement of operations. There were no accrued interest and penalties associated with uncertain tax positions as of December 31, 2020 and 2019.

The Company is subject to U.S. federal and state income tax, and in the normal course of business, its income tax returns are subject to examination by the relevant taxing authorities. As of December 31, 2020, the 2017 – 2020 tax years remain subject to examination in the U.S. federal tax and various state tax jurisdictions. However, to the extent allowed by law, the taxing authorities may have the right to examine the period from 2013 through 2020 where net operating losses and income tax credits were generated and carried forward and make adjustments to the amount of the net operating loss and income tax credit carryforward amount. The Company is not currently under examination by federal or state jurisdictions.

12. Related Party Transactions

In December 2019, the Company issued a $3,114,982 convertible promissory note to a minority stockholder. See Notes 4, 6, and 7.

13. Subsequent Events

The Company has evaluated subsequent events through April 19, 2021, the date which the consolidated financial statements were available to be issued.

Bridge Note

On February 23, 2021, the Company issued a $500,000 convertible promissory note to a stockholder. The note bears interest at 12% compounded monthly and is due February 23, 2022. Upon the closing of a sale of the Company (as contemplated by the Merger Agreement discussed below), the note will automatically convert into the common shares of the acquirer (i.e. Super League Gaming, Inc.).

Proposed Acquisition of Mobcrush Streaming, Inc.

On March 9, 2021, the Company entered into an Agreement and Plan of Merger (the "Merger Agreement") with Super League Gaming, Inc. ("Super League"), a publicly traded company. Upon completion of the Merger, the Company will be a wholly-owned subsidiary of Super League Gaming, Inc.

In accordance with the terms and subject to the conditions of the Merger Agreement: (A) each outstanding share of the Company’s common stock and preferred stock (other than dissenting shares) will be canceled and converted into the right to receive (i) 0.528 shares of Super League's common stock (“Super League Common Stock"), as determined in the Merger Agreement (the “Share Conversion Ratio”), and (ii) any cash in lieu of fractional shares of Super League Common Stock otherwise issuable under the Merger Agreement (the "Merger Consideration"); (B) vested stock options will be converted into comparable options that are exercisable for shares of Super League Common Stock, with a value determined in accordance with the Share Conversion Ratio; and (C) unvested stock options will either be (i) converted into comparable options that are exercisable for shares of Super League Common Stock, with a value as determined by the Super League and the Company prior to the closing of the Merger, or (ii) terminated and re-issued as options that are exercisable for shares of Super League Common Stock with a value as determined by Super League and the Company prior to the closing of the Merger. Subject to certain adjustments and other terms and conditions more specifically set forth in the Merger Agreement, Super League will be issuing 12,582,204 shares of Super League Common Stock as the Merger Consideration. The Merger Agreement contains representations, warranties and covenants of each of the parties thereto that are customary for transactions of this type.

The obligations of the Company and Super League to consummate the Merger are subject to certain closing conditions, including, but not limited to the approval of Super League's and the Company’s shareholders.